Exhibit 10.4
KITE PHARMA, INC.
(2014 EQUITY INCENTIVE PLAN)
NOTICE OF GRANT
Kite Pharma, Inc. (the “Company”), pursuant to Section 11 of the Company’s 2014 Equity Incentive Plan (the “Plan”), hereby awards to Participant a Restricted Stock Unit Award for the number of shares of Common Stock (“Restricted Stock Units”) set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this notice of grant, including any country specific appendix for Participants outside the United States (this “Restricted Stock Unit Grant Notice”) and in the Plan and the Restricted Stock Unit Agreement (the “Award Agreement”), both of which are attached hereto and incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the meanings set forth in the Plan or the Award Agreement. In the event of any conflict between the terms in the Award and the Plan, the terms of the Plan shall control.
Participant:    %%FIRST_NAME%-%
%%LAST_NAME%-%
ID:    %%EMPLOYEE_IDENTIFIER%-%
Date of Grant:    %%OPTION_DATE,’Month DD, YYYY’%-%
Grant Number:    %%OPTION_NUMBER%-%

Vesting Commencement Date:	%%VEST_BASE_DATE,'Month DD, YYYY'%-%
Number of Restricted Stock Units/Shares:    %%TOTAL_SHARES_GRANTED,’999,999,999’%-%
Consideration:    Participant’s services

Vesting Schedule:	Four equal annual installments on each anniversary of the Date of Grant.

Issuance Schedule:	[Subject to any change on a Capitalization Adjustment, one share of Common Stock will be issued for each Restricted Stock Unit that vests at the time set forth in Section 6 of the Award Agreement.]
Additional Terms/Acknowledgements: Participant acknowledges receipt of, and understands and agrees to, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Restricted Stock Unit Grant Notice, the Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the acquisition of the Common Stock pursuant to the Award specified above and supersede all prior oral and written agreements on the terms of this Award with the exception, if applicable, of (i) the written employment agreement, offer letter or other written agreement entered into between the Company and Participant specifying the terms that should govern this specific Award, and (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law.
By accepting this Award, Participant acknowledges having received and read the Restricted Stock Unit Grant Notice, the Award Agreement and the Plan and agrees to all of the terms and conditions set forth in these documents. Participant consents to receive Plan documents by electronic delivery and to participate in the

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Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

Other Agreements: _______________________________________________________________
KITE PHARMA, INC.    PARTICIPANT

By:
Signature    Signature
Title:         Date:
Date:

ATTACHMENTS:	Award Agreement (and appendix) and 2014 Equity Incentive Plan

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KITE PHARMA, INC.
2014 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AGREEMENT

Pursuant to the Restricted Stock Unit Grant Notice (the “Grant Notice”) and this Restricted Stock Unit Agreement, including any country specific terms for Participants outside the United States (“U.S.”) set forth in the Appendix, (collectively the “Award Agreement”) and in consideration of your services, Kite Pharma, Inc. (the “Company”) has awarded you (“Participant”) a Restricted Stock Unit Award (the “Award”) pursuant to Section 11 of the Company’s 2014 Equity Incentive Plan (the “Plan”) for the number of Restricted Stock Units/shares of Common Stock indicated in the Grant Notice. Capitalized terms not explicitly defined in this Award Agreement or the Grant Notice shall have the same meanings given to them in the Plan. The terms of your Award, in addition to those set forth in the Grant Notice, are as follows.
1.GRANT OF THE AWARD. This Award represents the right to be issued on a future date one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 below) as indicated in the Grant Notice. As of the Date of Grant, the Company will credit to a bookkeeping account maintained by the Company for your benefit (the “Account”) the number of Restricted Stock Units/shares of Common Stock subject to the Award. This Award was granted in consideration of your services to the Company. Except as otherwise provided herein, you will not be required to make any payment to the Company or an Affiliate (other than services to the Company or an Affiliate) with respect to your receipt of the Award, the vesting of the Restricted Stock Units or the delivery of the Common Stock to be issued in respect of the Award. Notwithstanding the foregoing, the Company reserves the right to issue you the cash equivalent of Common Stock, in part or in full satisfaction of the delivery of Common Stock upon vesting of your Restricted Stock Units, and, to the extent applicable, references in this Award Agreement and the Grant Notice to Common Stock issuable in connection with your Restricted Stock Units will include the potential issuance of its cash equivalent pursuant to such right.
2.    VESTING. Subject to the limitations contained herein, your Award will vest, if at all, in accordance with the vesting schedule provided in the Grant Notice, provided that vesting will cease upon the termination of your Continuous Service. Upon such termination of your Continuous Service, the Restricted Stock Units/shares of Common Stock credited to the Account that were not vested on the date of such termination will be forfeited at no cost to the Company and you will have no further right, title or interest in or to such underlying shares of Common Stock. For purposes of this Section 2, your Continuous Service will be considered terminated as of the date you are no longer actively providing services to the Company or to your employer (the “Employer”) (regardless of the reason for such termination and whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any), and your Continuous Service will not be extended by any notice period (e.g., your period of service with the Employer would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any); the Administrator

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shall have the exclusive discretion to determine when you are no longer actively providing services for purposes of your Award grant.
3.    NUMBER OF SHARES. The number of Restricted Stock Units/shares of Common Stock subject to your Award may be adjusted from time to time for Capitalization Adjustments, as provided in the Plan. Any additional Restricted Stock Units, shares of Common Stock, cash or other property that becomes subject to the Award pursuant to this Section 3, if any, shall be subject, in a manner determined by the Board, to the same forfeiture restrictions, restrictions on transferability, and time and manner of delivery as applicable to the other Restricted Stock Units and shares of Common Stock covered by your Award. Notwithstanding the provisions of this Section 3, no fractional shares or rights for fractional shares of Common Stock shall be created pursuant to this Section 3. Any fraction of a share will be rounded down to the nearest whole share.
4.    SECURITIES LAW COMPLIANCE. You may not be issued any Common Stock under your Award unless the shares of Common Stock underlying the Restricted Stock Units are either (i) then registered or qualified under any local, state, U.S. federal or foreign securities or exchange control laws or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, U.S. federal or foreign agency, which registration, qualification or approval the Company, in its sole discretion, deems necessary or advisable, or (ii) the Company has determined that such issuance would be exempt from any registration, qualification or other legal requirements applicable to the shares of Common Stock. Further, you understand that the Company is under no obligation to register or qualify the shares of Common Stock with the SEC or any other state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance of shares of Common Stock. Your Award must also comply with other applicable laws and regulations governing the Award, and you shall not receive such Common Stock if the Company determines that such receipt would not be in material compliance with such laws and regulations.
5.    TRANSFER RESTRICTIONS. Prior to the time that shares of Common Stock have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of this Award or the shares of Common Stock issuable in respect of your Award, except as expressly provided in this Section 5. For example, you may not use shares of Common Stock that may be issued in respect of your Restricted Stock Units as security for a loan. The restrictions on transfer set forth herein will lapse upon delivery to you of shares of Common Stock in respect of your vested Restricted Stock Units.
(a)    Death. Your Award is transferable by will and by the applicable laws of descent and distribution in your country. At your death, vesting of your Award will cease and your executor or administrator of your estate shall be entitled to receive, on behalf of your estate, any Common Stock or other consideration that vested but was not issued before your death.
(b)    Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your right to receive the distribution of Common Stock or other consideration hereunder, pursuant to a domestic relations

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order or marital settlement agreement that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Award with the Company General Counsel prior to finalizing the domestic relations order or marital settlement agreement to verify that you may make such transfer, and if so, to help ensure the required information is contained within the domestic relations order or marital settlement agreement.
6.    DATE OF ISSUANCE.
(a)    The issuance of shares of Common Stock with respect to the Restricted Stock Units is intended to comply with Treasury Regulations Section 1.409A-1(b)(4) and will be construed and administered in such a manner. Subject to the satisfaction of the withholding obligations set forth in this Award Agreement, in the event one or more Restricted Stock Units vests, the Company shall issue to you one (1) share of Common Stock for each Restricted Stock Unit that vests on the applicable vesting date(s) (subject to any adjustment under Section 3 above). The issuance date determined by this paragraph is referred to as the “Original Issuance Date”.
(b)    If the Original Issuance Date falls on a date that is not a business day in the Company's principal office location, delivery shall instead occur on the next following business day. In addition, if:
(i)    the Original Issuance Date does not occur (1) during an “open window period” applicable to you, as determined by the Company in accordance with the Company’s then-effective policy on trading in Company securities, or (2) on a date when you are otherwise permitted to sell shares of Common Stock on an established stock exchange or stock market (including but not limited to under a previously established written trading plan that meets the requirements of Rule 10b5-1 under the Exchange Act and was entered into in compliance with the Company’s policies (a “10b5-1 Plan”)), and
(ii)    either (1) withholding for Tax-Related Items do not apply, or (2) the Company decides, prior to the Original Issuance Date, (A) not to satisfy the Tax-Related Items by withholding shares of Common Stock from the shares otherwise due, on the Original Issuance Date, to you under this Award, and (B) not to permit you to enter into a “same day sale” commitment with a broker-dealer pursuant to Section 11 of this Agreement (including but not limited to a commitment under a 10b5-1 Plan) and (C) not to permit you to pay the withholding for Tax-Related Items in cash or from other compensation otherwise payable to you by the Company, then the shares that would otherwise be issued to you on the Original Issuance Date will not be delivered on such Original Issuance Date and will instead be delivered on the first business day in the Company's principal office location when you are not prohibited from selling shares of the Common Stock in the open public market, but in no event later than December 31 of the calendar year in which the Original Issuance Date occurs (that is, the last day of your taxable year in which the Original Issuance Date occurs), or, if and only if permitted in a manner that complies with Treasury Regulations Section 1.409A-1(b)(4), no later than the date that is the 15th day of the third calendar month of the applicable year following the year in which the shares of Common Stock under this Award are no longer subject to a “substantial risk of forfeiture” within the meaning of Treasury Regulations Section 1.409A-1(d).

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(c)    The form of delivery of the shares of Common Stock in respect of your Award (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
7.    DIVIDENDS. You shall receive no benefit or adjustment to your Award with respect to any cash dividend, stock dividend or other distribution that does not result from a Capitalization Adjustment; provided, however, that this sentence will not apply with respect to any shares that are delivered to you in connection with your Award after such shares have been delivered to you.
8.    RESTRICTIVE LEGENDS. The shares of Common Stock issued under your Award shall be endorsed with appropriate legends as determined by the Company.
9.    EXECUTION OF DOCUMENTS. You hereby acknowledge and agree that the manner selected by the Company by which you indicate your consent to your Grant Notice is also deemed to be your execution of your Grant Notice and of this Award Agreement. You further agree that such manner of indicating consent may be relied upon as your signature for establishing your execution of any documents to be executed in the future in connection with your Award.
10.    AWARD NOT A SERVICE CONTRACT.
(a)    Nothing in this Award Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares of Common Stock subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Award Agreement or the Plan shall: (i) confer upon you any right to continue in the employ of, or affiliation with, the Company or the Employer; (ii) constitute any promise or commitment by the Company or the Employer regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Award Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Award Agreement or Plan; or (iv) deprive the Employer of the right to terminate you at will and without regard to any future vesting opportunity that you may have.
(b)    The Company has the right to reorganize, sell, spin-out or otherwise restructure one or more of its businesses or Affiliates at any time or from time to time, as it deems appropriate (a “reorganization”). Such a reorganization could result in the termination of your Continuous Service, or terminate the Affiliate status of the Employer and the loss of benefits available to you under this Award Agreement, including but not limited to, the termination of the right to continue vesting in the Award. This Award Agreement, the Plan, the transactions contemplated hereunder and the vesting schedule set forth herein or any covenant of good faith and fair dealing that may be found implicit in any of them do not constitute an express or implied promise of continued engagement as an employee or consultant for the term of this Award Agreement, for any period, or at all, and shall not interfere in any way with the Company’s right to conduct a reorganization.

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11.    WITHHOLDING OBLIGATIONS.
(a)    Regardless of any action the Company or the Employer takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), you hereby acknowledge that the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer.
(b)    On each vesting date, and on or before the time you receive a distribution of the shares of Common Stock underlying your Restricted Stock Units, and at any other time as reasonably requested by the Company in accordance with applicable tax laws, you hereby authorize any required withholding from the Common Stock issuable to you and/or otherwise agree to make adequate provision in cash for any sums required to satisfy the withholding of Tax-Related Items. Additionally, the Company or the Employer may, in its sole discretion, satisfy all or any portion of the Tax-Related Items withholding relating to your Award by any of the following means or by a combination of such means: (i) withholding from any compensation otherwise payable to you by the Company or the Employer; (ii) causing you to tender a cash payment; (iii) permitting or requiring you to enter into a “same day sale” commitment, if applicable, with a broker-dealer that is a member of the Financial Industry Regulatory Authority (a “FINRA Dealer”) whereby you irrevocably elect to sell a portion of the shares of Common Stock to be delivered in connection with your Restricted Stock Units to satisfy the Tax-Related Items and whereby the FINRA Dealer irrevocably commits to forward the proceeds necessary to satisfy the Tax-Related Items directly to the Company and/or the Employer; or (iv) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to you in connection with the Award with a Fair Market Value (measured as of the date shares of Common Stock are issued pursuant to Section 6) equal to the amount of such Tax-Related Items; provided, however, that the number of such shares of Common Stock so withheld will not exceed the amount necessary to satisfy the Company’s required tax withholding obligations as determined by the Company for satisfying the Tax-Related Items; and provided, further, that to the extent necessary to qualify for an exemption from application of Section 16(b) of the Exchange Act, if applicable, such share withholding procedure will be subject to the express prior approval of the Company’s Compensation Committee.
(c)    If the obligation for Tax-Related Items is satisfied by withholding in shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock subject to the vested Restricted Stock Units, notwithstanding that a number of the shares of Common Stock are held back solely for the purpose of paying the Tax-Related Items.
(d)    Unless the tax withholding obligations of the Company and/or any Affiliate are satisfied, the Company shall have no obligation to deliver to you any Common Stock or other consideration pursuant to this Award.
(e)    In the event the Company’s obligation to withhold arises prior to the delivery to you of Common Stock or it is determined after the delivery of Common Stock to you that the amount of the Company’s withholding obligation was greater than the amount withheld by the Company, you agree to indemnify and hold the Company harmless from any failure by the Company

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to withhold the proper amount. Further, you will have no entitlement to any Common Stock equivalent and you will receive a refund of any over-withheld amount in cash.
12.    TAX CONSEQUENCES. The Company has no duty or obligation to minimize or eliminate the tax consequences to you with respect to this Award and shall not be liable to you for any adverse tax consequences arising in connection with this Award. Further, you acknowledge that the Company and/or the Employer make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award grant, including, but not limited to, the grant or vesting of the Restricted Stock Units, the issuance of shares of Common Stock pursuant to such vesting, the subsequent sale of shares of Common Stock acquired pursuant to such vesting and the receipt of any dividends. If you are subject to tax in more than one jurisdiction, you acknowledge that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction. You understand and agree that you should consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of this Award and by signing the Grant Notice, you have agreed that you have done so or knowingly and voluntarily declined to do so.
13.    UNSECURED OBLIGATION. Your Award is unfunded, and as a holder of a vested Award, you shall be considered an unsecured creditor of the Company with respect to the Company’s obligation, if any, to issue Stock or other property pursuant to this Award Agreement. You shall not have voting or any other rights as a stockholder of the Company with respect to the shares of Common Stock to be issued pursuant to this Award Agreement until such shares are issued to you pursuant to Section 6 of this Award Agreement. Upon such issuance, you will obtain full voting and other rights as a stockholder of the Company. Nothing contained in this Award Agreement, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.
14.    NOTICES. Any notice or request required or permitted hereunder shall be given in writing to each of the other parties hereto and shall be deemed effectively given on the earlier of (i) the date of personal delivery, including delivery by express courier, or delivery via electronic means, or (ii) the date that is five (5) days after deposit in the United States Post Office or local jurisdiction equivalent post office (whether or not actually received by the addressee), by registered or certified mail with postage and fees prepaid, addressed at the following addresses, or at such other address(es) as a party may designate by ten (10) days’ advance written notice to each of the other parties hereto:
COMPANY:        Kite Pharma, Inc.
        Attn: Stock Plan Administrator
        2225 Colorado Avenue
Santa Monica, California

PARTICIPANT:            Your address as on file with the Company
at the time notice is given

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15.    HEADINGS. The headings of the Sections in this Award Agreement are inserted for convenience only and shall not be deemed to constitute a part of this Award Agreement or to affect the meaning of this Award Agreement.
16.    ADDITIONAL ACKNOWLEDGEMENTS. In accepting the grant of this Award, you acknowledge, understand and agree as follows:
(a)    The Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan. Further, Participation in the Plan is voluntary and therefore you must accept the terms and conditions of the Plan and this Award Agreement and Grant Notice as a condition to participating in the Plan and receipt of this Award. This Award and any other awards under the Plan are exceptional, voluntary and occasional and do not create any contractual or other right to receive future grants of Awards or other benefits in lieu of Awards, even if similar Awards have been granted in the past. All determinations with respect to any such future Awards, including, but not limited to, the time or times when such Awards are made, the size of such Awards and performance and other conditions applied to the Awards, will be at the sole discretion of the Company.
(b)    The future value of the shares of Common Stock underlying this Award are unknown, indeterminable and cannot be predicted with certainty. You do not have any claim or entitlement to compensation, indemnity or damages arising from the termination of this Award or diminution in value of this Award, including any foreign exchange rate fluctuation between your local currency and the U.S. Dollar that may affect the value of the Award, or any other amounts due to you pursuant to the settlement of the Restricted Stock Units or the subsequent sale of any shares of Common Stock acquired upon settlement.
(c)    This Award and any shares of Common Stock subject to the Award, and the income and value of same, are not intended to replace any pension rights or compensation.
(d)    This Award and any shares of Common Stock subject to the Award, and the income and value of same, are not to be considered part of your normal or expected compensation or salary for any purpose, including, but not limited to, calculating any severance, resignation, termination, payment in lieu of notice, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.
(e)    No claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or the terms of your employment agreement, if any).
(f)    Unless otherwise agreed with the Company, the Award, and any shares of Common Stock subject to the Award, and the income and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate.

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(g)    The rights and obligations of the Company under your Award shall be transferable by the Company to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by, the Company’s successors and assigns.
(h)    You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.
(i)    You understand the Company is not providing any legal or financial advice, nor is the Company making any recommendations regarding you participation in the Plan, or you acquisition or sale of the underlying shares of Common Stock.
(j)    This Award Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.
(k)    All obligations of the Company under the Plan and this Award Agreement shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.
17.    INSIDER TRADING/MARKET ABUSE RESTRICTIONS. Depending on your country, you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, which may affect your ability to, directly or indirectly, acquire, sell or attempt to sell shares of Common Stock or rights to Common Stock (e.g., Restricted Stock Units) under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdiction or your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under the Company’s Insider Trading Policy or Window Period Policy. You are responsible for ensuring compliance with any applicable restrictions and should consult your personal legal advisor on this matter.
18.    FOREIGN ASSET/ACCOUNT REPORTING. You acknowledge that there may be certain foreign asset and/or account reporting requirements which may affect your ability to acquire or hold shares of Common Stock acquired under the Plan or cash received from participating in the Plan (including from any dividends paid on shares of Common Stock acquired under the Plan) in a brokerage or bank account outside your country. You may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to your country through a designated bank or broker within a certain time after receipt. You acknowledge that it is your responsibility to be compliant with such regulations, and are advised to consult your personal legal advisor for any details.
19.    DATA PRIVACY

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You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Award Agreement and any other Award materials (“Data”) by and among, as applicable, the Employer, the Company and any Affiliates for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Employer, the Company and any Affiliates, as applicable, may hold certain personal information about you, including, but not limited to, your name, home address, telephone number and email address, date of birth, social insurance number, passport or other identification number, salary, nationality, job title, any equity or directorships held in the Company and its Affiliates, details of all Awards or any other entitlement to equity awarded, canceled, exercised, vested, unvested or outstanding in your favor, for the exclusive purpose of implementing, administering and managing the Plan.

You understand that Data will be transferred to E*Trade (including E*Trade Securities LLC and its affiliated entities), or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan. You understand that the recipients of Data may be located in the U.S. or elsewhere, and that recipient’s country (e.g., the U.S.) may have different data privacy laws and protections than in your country. You understand that if you reside outside of the U.S., you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the Company, E*Trade and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purpose of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the U.S., you may, at any time, view Data, request information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke consent, your status with the Employer will not be affected; the only consequence of refusing or withdrawing consent is that the Company would not be able to grant the Award or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understands that you may contact your local human resources representative.

20.    GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. Your Award (and any compensation paid or shares of Common Stock issued under your Award) is subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations

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thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
21.    APPENDIX. Notwithstanding any provisions in this Award Agreement, the Award grant shall be subject to any special terms and conditions set forth in the Appendix to this Award Agreement for your country. Moreover, if you relocate to one of the countries included in the Appendix, the special terms and conditions for such country will apply to you, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. The Appendix constitutes part of this Award Agreement.
22.    EFFECT ON OTHER EMPLOYEE BENEFIT PLANS. The value of the Award subject to this Award Agreement shall not be included as compensation, earnings, salaries, or other similar terms used when calculating benefits under any employee benefit plan (other than the Plan) sponsored by the Company or any Affiliate except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any or all of the employee benefit plans of the Company or any Affiliate.
23.    CHOICE OF LAW. The interpretation, performance and enforcement of this Award Agreement shall be governed by the law of the State of California without regard to that state’s conflicts of laws rules. For purposes of any action, lawsuit or other proceedings brought to enforce this Award Agreement, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of Los Angeles County, California, or the federal courts for the U.S. for the Central District of California, and no other courts, where the grant is made and/or to be performed.
24.    SEVERABILITY. If all or any part of this Award Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of this Award Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
25.    WAIVER. You acknowledge that a waiver by the Company of breach of any provision of this Award Agreement shall not operate or be construed as a waiver of any other provision of this Award Agreement, or of any subsequent breach by you or any other Participant.
26.    OTHER DOCUMENTS. You hereby acknowledge receipt or the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act. In addition, you acknowledge receipt of the Company’s Insider Trading Policy and the Company’s Window Period Policy.

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27.    LANGUAGE. If you have received this Award Agreement or any other documents related to the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
28.    AMENDMENT. This Award Agreement may not be modified, amended or terminated except by an instrument in writing, signed by you and by a duly authorized representative of the Company. Notwithstanding the foregoing, this Award Agreement may be amended solely by the Board by a writing which specifically states that it is amending this Award Agreement, so long as a copy of such amendment is delivered to you, and provided that, except as otherwise expressly provided in the Plan, no such amendment materially adversely affecting your rights hereunder may be made without your written consent. Without limiting the foregoing, the Board reserves the right to change, by written notice to you, the provisions of this Award Agreement or to impose other requirements on your participation in the Plan, on this Award and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable under applicable laws with regard to the issuance or sale of shares of Common Stock to facilitate the administration of the Plan, and you agree upon request to execute any further documents or instruments to carry out the purposes or intent of your Award.
29.    COMPLIANCE WITH SECTION 409A OF THE CODE. This Award is intended to comply with the “short-term deferral” rule set forth in Treasury Regulation Section 1.409A-1(b)(4). Notwithstanding the foregoing, if it is determined that the Award fails to satisfy the requirements of the short-term deferral rule and is otherwise deferred compensation subject to Section 409A, and if you are a “Specified Employee” (within the meaning set forth in Section 409A(a)(2)(B)(i) of the Code) as of the date of your “separation from service” (within the meaning of Treasury Regulation Section 1.409A-1(h) and without regard to any alternative definition thereunder), then the issuance of any shares of Common Stock that would otherwise be made upon the date of the separation from service or within the first six (6) months thereafter will not be made on the originally scheduled date(s) and will instead be issued in a lump sum on the earlier of: (i) the fifth business day in the Company's principal office location following your death, or (ii) the date that is six (6) months and one day after the date of the separation from service, with the balance of the shares of Common Stock issued thereafter in accordance with the original vesting and issuance schedule set forth above, but if and only if such delay in the issuance of the shares of Common Stock is necessary to avoid the imposition of adverse taxation on you in respect of the shares under Section 409A of the Code. Each installment of Common Stock that vests is intended to constitute a “separate payment” for purposes of Treasury Regulation Section 1.409A-2(b)(2).
* * * * *

This Award Agreement shall be deemed to be signed by the Company and the Participant upon the signing or electronic acceptance by the Participant of the Restricted Stock Unit Grant Notice to which it is attached.

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APPENDIX
SPECIAL TERMS AND CONDITIONS FOR PARTICIPANTS OUTSIDE THE U.S.

This Appendix includes additional country-specific terms and conditions that apply to Participants residing in the countries listed below. This Appendix is part of the Award Agreement and contains terms and conditions material to participation in the Plan. Unless otherwise provided below, capitalized terms used but not defined herein shall have the same meanings assigned to them in the Plan and the Award Agreement.

The information is based on the securities and other laws in effect in the respective countries as of November 2016. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date when your Restricted Stock Units vest or shares of Common Stock acquired under the Plan are sold.

In addition, the information contained herein is general in nature and may not apply to the your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you should seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident of a country other than the one in which you are currently working or you transfer employment or residency after the Date of Grant, or if you are considered resident of another country for local law purposes, then the provisions contained herein may not be applicable to you. The Company shall, in its sole discretion, determine to what extent the terms and conditions included herein will apply under these circumstances.

FRANCE
TERMS AND CONDITIONS
CONSENT TO RECEIVE INFORMATION IN ENGLISH. By accepting the Award, you confirm having read and understood the Plan and Restricted Stock Unit Agreement, which were provided in the English language. You accept the terms of those documents accordingly.
En acceptant l’Attribution, vous confirmez avoir lu et compris le Plan et la Convention d’Attribution de Droits sur des Actions Assujettis à des Restrictions, qui ont été fournis en langue anglaise. Vous acceptez les termes de ces documents en connaissance de cause.
NOTIFICATIONS

TAX INFORMATION. The Restricted Stock Units are not intended to qualify for specific tax and social security treatment in France under Section L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended.

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FOREIGN ASSET/ACCOUNT REPORTING INFORMATION. If you hold securities (e.g., shares of Common Stock) or maintain a foreign bank account, the securities and bank accounts (whether open, current or closed) must be reported to the French tax authorities when filing your annual tax return. Failure to comply could trigger significant penalties.
GERMANY
NOTIFICATIONS

EXCHANGE CONTROL NOTIFICATION. Cross-border payments, including the receipt of proceeds from the sale of securities (e.g., shares of Common Stock) and/or dividends in relation to shares of Common Stock held, must be reported monthly to the German Federal Bank if such payments exceed €12,500. You are responsible for satisfying this reporting obligation and must file the report electronically by the fifth day of the month following the month in which the payment occurred. A copy of the form can be accessed via the German Federal Bank’s website at www.bundesbank.de and is available in both German and English.
NETHERLANDS

There are no country-specific terms and conditions that apply.
SWITZERLAND

NOTIFICATIONS

SECURITIES LAW INFORMATION. The grant of Restricted Stock Units and the issuance of any shares of Common Stock are not intended to be a public offering in Switzerland, and therefore, are not subject to registration in Switzerland. Neither this document nor any materials relating to the Restricted Stock Units constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the Restricted Stock Units may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the Restricted Stock Units has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).
UNITED KINGDOM (“UK”)

TERMS AND CONDITIONS

SETTLEMENT IN SOLELY IN SHARES. This provision supplements Sections 1 and 3 of the Award Agreement:

If you reside in the UK, the Restricted Stock Units do not provide any right for you to receive a cash equivalent or cash payment; the Restricted Stock Units will be settled in Shares only.

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JOINT ELECTION. As a condition of the grant of Restricted Stock Units under the Plan, you agree to accept any liability for secondary Class 1 NICs (“Employer NICs”) which may be payable by the Company or the Employer with respect to the vesting of the Restricted Stock Units or otherwise payable in connection with the shares of Common Stock and the right to acquire shares of Common Stock. Without prejudice to the foregoing, you agree to execute or otherwise accept a joint election with the Company and/or the Employer (the “Election”), the form of such Election being formally approved by HM Revenue and Customs (“HMRC”), and any other consent or elections required to accomplish the transfer of the Employer NICs to you. You further agree to execute or agree to such other joint elections as may be required between you and any successor to the Company and/or the Employer. You agree to enter into an Election prior to the vesting of any Restricted Stock Units. You further agree that the Company and/or the Employer may collect the Employer NICs by any of the means set forth in Section 11(b) of the Award Agreement as modified below.

WITHHOLDING OBLIGATIONS. The following supplements Section 11(b) of the Award Agreement:

You shall pay to the Company or the Employer any amount of income tax that the Company or the Employer may be required to account to HMRC with respect to the event giving rise to the income tax (the “Taxable Event”) that cannot be satisfied by the means described in Section 11(b) of the Award Agreement. If payment or withholding of the income tax (including Employer NICs) due is not made within ninety (90) days of the end of the UK tax year (April 6 - April 5) in which the Taxable Event occurs or such other period as required under UK law (the “Due Date”), you agree that the amount of any uncollected income tax shall constitute a loan owed by you to the Employer, effective on the Due Date. You agree that the loan will bear interest at the then-current HMRC Official Rate, it will be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in the Award Agreement. If you fail to comply with your obligations in connection with the income tax as described in this section, the Company may refuse to deliver the shares of Common Stock acquired under the Plan.
Notwithstanding the foregoing, if you are a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), you shall not be eligible for a loan from the Company to cover Tax-Related Items. In the event that you are a director or executive officer and Tax-Related Items are not collected from or paid by you by the Due Date, the amount of any uncollected Tax-Related Items may constitute a benefit to you on which additional income tax and NICs may be payable. You will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for reimbursing the Company or the Employer (as appropriate) for the value of any employee NICs due on this additional benefit which the Company or the Employer may recover from you any time thereafter by any of the means referred to in the Award Agreement.

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KITE PHARMA, INC.
(2014 EQUITY INCENTIVE PLAN)

Onscreen disclaimer

If you are liable for National Insurance contributions ("NICs") in the UK in connection with your participation in the Kite Pharma, Inc. 2014 Equity Incentive Plan (the "Plan"), you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.

Clicking on the ["ACCEPT"] box indicates your acceptance of the Election. You should read the "Important Note on the Election to Transfer Employer NICs" before accepting the Election.

Important Note on the Election to Transfer Employer NICs

If you are liable for National Insurance contributions ("NICs") in the UK in connection with your participation in the 2014 Equity Incentive Plan (the "Plan"), you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your participation in the Plan.

By entering into the Election:

•	you agree that any employer’s NICs liability that may arise in connection with your participation in the Plan will be transferred to you;

•
you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your awards; and

•
you acknowledge that even if you have clicked on the ["ACCEPT"] box where indicated, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

Please read the Election carefully.

Please print and keep a copy of the Election for your records.

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KITE PHARMA, INC.
(2014 EQUITY INCENTIVE PLAN)

Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.
The individual who has obtained authorized access to this Election (the “Employee”), who is employed by a company listed in the attached Schedule (the “Employer”) and who is eligible to receive restricted stock units (“Awards”) pursuant to the Kite Pharma, Inc. 2014 Equity Incentive Plan (the “Plan”), and

B.
Kite Pharma, Inc., with its registered office at 2225 Colorado Avenue, Santa Monica, CA, United States (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

1.	Introduction

1.1	This Election relates to all Awards granted to the Employee under the Plan up to the termination date of the Plan.

1.2	In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means, in relation to the Awards:

(i)	the acquisition of securities pursuant to the Awards (within section 477(3)(a) of ITEPA);

(ii)	the assignment (if applicable) or release of the Awards in return for consideration (within section 477(3)(b) of ITEPA);

(iii)	the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA);

(iv)	post-acquisition charges relating to the Awards and/or shares of Common Stock acquired pursuant to the Awards (within section 427 of ITEPA); and/or

(v)	post-acquisition charges relating to the Awards and/or shares of Common Stock acquired pursuant to the Awards (within section 439 of ITEPA).

(b)	“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)	“SSCBA” means the Social Security Contributions and Benefits Act 1992.

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1.3
This Election relates to the employer’s secondary Class 1 National Insurance contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.	The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.	Payment of the Employer’s Liability

3.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or

(iv)	by any other means specified in the applicable award agreement.

3.2
The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities related to the Awards to the Employee until full payment of the Employer’s Liability is received.

3.3
The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

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4.	Duration of Election

4.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2
Any reference to the Company and/or the Employer shall include that entity's successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA applies.

4.3	This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HM Revenue & Customs withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

4.4	This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

[Signature page follows]

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Acceptance by the Employee

The Employee acknowledges that, by clicking on the “ACCEPT” box, the Employee agrees to be bound by the terms of this Election.

Acceptance by the Company

The Company acknowledges that, by signing this Election or arranging for the scanned signature of an authorized representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signature for and on
behalf of the Company

___________________________

Position	_____________ _____________

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Schedule of Employer Companies

The employer companies to which this Election relates are:

Name	Kite Pharma UK Ltd.
Registered Office:	1 Park Row, Leeds, LS1 5AB1
Company Registration Number:	9148185
Corporation Tax Reference:	8040122483
PAYE Reference:	120/XB49895

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